Exhibit 4.16 1 DRDGOLD LIMITED (Registration No. 1895/000926/06) DEFERRED SHARE PLAN 2024

2 PART 1 – INTRODUCTION 1. DEFINITIONS AND INTERPRETATION In the DSP, unless the context indicates otherwise, the following words and expressions will have the meanings assigned thereto: Acceptance Date means the date by which an Eligible Employee is obliged to deliver an Acceptance Notice to the Employer Company to accept an Award, which date is set out in the Award Letter; Acceptance Notice means the notice delivered by an Employee to the Employer Company indicating his/her acceptance of an Award and its terms and conditions (in terms of clause 11.5); Administrator means a service provider appointed by the Company or relevant Employer Company to act on behalf of the Company or that Employer Company in performing its obligations in terms of the DSP; Applicable Laws in relation to any person or entity, all and any statutes, subordinate legislation and common law; regulations; ordinances and by-laws; accounting standards; directives, codes of practice, circulars, guidance notices, judgments and decisions of any competent authority, compliance with which is mandatory for that person or entity; Award means the award to an Eligible Employee of Deferred Shares in terms of clause 11 and the word Awarded will be construed accordingly, provided that an Award is subject to the Group’s policy on the mandatory recovery of erroneously awarded incentive-based compensation, and any rules, laws or regulations applicable to the Group in relation to the clawback or recovery of compensation; Award Date means the date on which Remco resolves to make an Award to an Eligible Employee; Award Letter means the letter delivered by an Employer Company to an Eligible Employee in terms of clause 11.2, notifying such Eligible Employee of an Award and setting out the terms of the Award; Award Price means a value that is determined by using the volume weighted average share price of a Share on the JSE over the 7 (seven) Business Days immediately preceding the Award Date, which is set out in the Award Letter; Award Value means the Rand value of that portion of the Participant’s incentive, granted in terms of the Single Incentive Plan, that will take the form of Deferred Shares in accordance with the provisions of the DSP and the Policy;

3 Auditors means the registered auditors of the Company, from time to time; Board means the board of directors of the Company or any committee thereof to whom the powers of the board of directors of the Company in respect of the DSP are delegated; Broker means the financial intermediary appointed by the Company or the relevant Employer Company to perform the services specified in the DSP on behalf of the Participants; Brokerage Account means a securities account held for the benefit of a Participant that may be used to trade in securities; Business Day means any day on which the JSE is open for the transaction of business; Change of Control means all circumstances where a party (or parties acting in concert), directly or indirectly, obtains - 1.1.15.1 beneficial ownership of the specified percentage or more of the Company's issued Shares; or 1.1.15.2 control of the specified percentage or more of the voting rights at meetings of the Company; or 1.1.15.3 the right to control the management of the Company or the composition of the Board; or 1.1.15.4 the right to appoint or remove directors holding a majority of voting rights at Board meetings; or 1.1.15.5 the approval by the Company's shareholders of, or the consummation of, a merger or consolidation of the Company with any other business or entity, or upon a sale of the whole or a major part of the Company's assets or undertaking. For the purposes of this clause 1.1.15 the expression specified percentage will have the meaning assigned to it from time to time in the Takeover Regulations read with the Companies Act, presently being 35% (thirty-five percent); Change of Control Date means the date on which the Change of Control of the Company becomes effective; Clawback means the recoupment of the Clawback Amount from a Participant upon the discovery of a Trigger Event in accordance with clause 17 and all existing and future Company compensation clawback policies in terms of the U.S. listing requirements, in accordance with the Final Rule pertaining to “Listing Standards for Recovery of Erroneously Awarded Compensation” outlined in Federal Register, SEC Release Nos. 33-11126; 34-96159) (the “Final Clawback Rules”),

4 Clawback Amount means the Award Value net of any Tax deducted; Companies Act means the South African Companies Act 71 of 2008, as amended or replaced from time to time; Company means DRDGOLD Limited, a company duly incorporated and registered in accordance with the laws of the Republic of South Africa under registration number 1895/000926/06, with a primary listing on the JSE and a secondary listing on the New York Stock Exchange; Date of Termination of Employment means the date on which a Participant is no longer employed by, or ceases to hold salaried office in, any Employer Company; provided that, where a Participant’s employment is terminated without notice or on terms in lieu of notice, the Date of Termination of Employment will be deemed to be the date on which the termination takes effect, and where such employment is terminated with notice, the Date of Termination of Employment will be deemed to be the date on which that notice expires; Deferred Shares means an Award of Shares registered in the name of the Participant, the Vesting of which is subject to the fulfilment of the Employment Condition as specified in the Award Letter; Dividends means all distributions declared and paid, as defined in the Companies Act; DSP means the DRDGOLD Limited Deferred Share Plan 2024, established in terms of these rules; Eligible Employee means an Employee who is deemed to be eligible for participation in the DSP by the Remco; [Sch 14.1(a)] Employee means any person holding full-time salaried employment or office (including any executive director but excluding a non-executive director) with any member of the Group; [Sch 14.1(a)] Employer Company means the specific entity (which includes both local and foreign entities) within the Group that is the employer of the relevant Eligible Employee; Employment Condition means the condition of continued employment with the Group for the duration of the Employment Period, as specified in the Award Letter; Employment Period means the period commencing on the Award Date and ending on the date specified in the Award Letter (both dates inclusive) during which the Participant is required to fulfil the Employment Condition;

5 Escrow Agent means the intermediary appointed by the Company to hold the unvested Deferred Shares on behalf of Participants; Fault Termination means the termination of employment of a Participant by the Group by reason of- 1.1.31.1 misconduct; 1.1.31.2 poor performance; 1.1.31.3 retirement before the Retirement Date; or 1.1.31.4 resignation by the Participant; Financial Markets Act means the Financial Markets Act 19 of 2012, as amended or replaced from time to time; Financial Year means the Company’s financial year, which runs from 1 July to 30 June of each year, as at the adoption of the DSP; Group means the Company and any other company, body corporate or other undertaking which is or would be deemed to be a subsidiary of the Company in terms of the Companies Act, and the expression member of the Group will be construed accordingly; Ill-health means a physical, mental or psychological condition, including a disability or a condition caused by an injury, diagnosed by a Company approved Medical Practitioner, which renders the Employee incapable of performing his/her duties in terms of his/her contract of employment; Income Tax Act means the South African Income Tax Act 58 of 1962, as amended or replaced from time to time, or any similar act promulgated in countries outside of the Republic of South Africa; JSE means the JSE Limited, a public company incorporated in accordance with the laws of the Republic of South Africa under registration number 2005/022939/06, which is licensed to operate as an exchange in terms of the Financial Markets Act; Listings Requirements means the JSE Limited Listings Requirements; LRA means the Labour Relations Act 66 of 1995, as amended or replaced from time to time; Malus means the reduction (in part or full) of unvested Awards due to the occurrence of a Trigger Event before the applicable Vesting Date. Whenever a reduction is made, the relevant Award or portion thereof shall be treated as having lapsed;

6 Market Value means the 7 (seven) day volume weighted average price of a Share on the Business Day immediately preceding the date on which a determination of the Market Value of a Share is to be made for purposes of these Rules; Medical Practitioner means a person who is certified to diagnose and treat patients and who is registered with a professional council established by an act of the South African parliament or its equivalent in countries outside of the Republic of South Africa; No Fault Termination means the termination of employment of a Participant by the Group by reason of - 1.1.43.1 death; 1.1.43.2 injury, disability, or Ill-health, in each case diagnosed by a Medical Practitioner nominated by the relevant Employer Company; 1.1.43.3 Retrenchment; 1.1.43.4 retirement on or after the Retirement Date; 1.1.43.5 the company in which the Eligible Employee is employed ceasing to be a member of the Group; or 1.1.43.6 the undertaking in which the Eligible Employee he is employed being transferred to a transferee which is not a member of the Group; Notice means the notice contemplated in clause 15; Participant means an Eligible Employee that receives an Award in terms of clause 11 and accepts it, thereby becoming subject to the terms and conditions of the DSP; Personal Information means personal information as defined in section 1 of the Protection of Personal Information Act 4 of 2013, as amended or replaced from time to time, or an equivalent definition in a similar act promulgated in a different country or jurisdiction; Policy means the DRDGold Limited Single Incentive Plan Policy, as amended or replaced by the Remco from time to time; Recharge Policy means a policy or agreement in force from time to time between the Company and an Employer Company regulating the manner in which Settlement will be funded; Remco means the Remuneration Committee of the Board or any person(s) to whom the powers of the Remco in respect of the DSP have been delegated (but then only in

7 accordance with the terms of such delegation), which persons do not hold any executive office within the Group; [Sch 14.4][Sch 14.5] Retirement means in relation to a Participant, normal retirement age as determined by any Employer Company, or with the approval of the directors of the Employer Company, prior to the normal retirement age; Retirement Date means the earliest date on which, or age at which, an Eligible Employee can be required to retire by any Employer Company; Retrenchment means a dismissal based on the Employer Company’s operational requirements, as contemplated in the LRA; Revenue Authority means the institution in a country that administers the relevant Tax legislation and/or to whom Tax should be paid by law; Rights Issue means the offer of any securities of the Company to all ordinary shareholders of the Company pro rata to their holdings at the applicable record date; Rules means these Rules, as amended from time to time; Secretary means the company secretary for the time being of the Company; Securities Transfer Tax means the tax levied on the transfer of a security; Settle means delivery to the Escrow Agent (for beneficial ownership by the Participant) of the number of Deferred Shares to which the Participant is entitled in terms of Clause 12 in accordance with one of the methods set out in Clause 13, and the words Settlement and Settled will be construed accordingly. It is recorded that any Shares which have been Settled to a Participant in terms of this DSP shall rank pari passu with Shares in all respects; [Sch 14.1(e)] Settlement Date means the date on which a Participant is entitled to Settlement in accordance with clause 15, provided that if the date falls on a date which, or during a period which: 1.1.59.1 by virtue of any Applicable Laws or any policy of the Group (including any corporate governance policy) it is not permissible to Settle Shares; or 1.1.59.2 by virtue of any Applicable Laws or any policy of the Group (including any corporate governance policy) it is not permissible for the Escrow Agent to receive or otherwise deal/trade in Shares, the Settlement Date will be as soon as reasonably practicable after the date on which it becomes permissible to Settle the Award of Shares and/or for the Escrow Agent to receive or deal/trade in Shares (as the case may be);

8 Shares means ordinary shares in the capital of the Company (or such other class of shares as may represent the same as a result of any reorganisation, reconstruction or other variation of the share capital of the Company to which the provisions of the DSP may apply from time to time); Single Incentive Plan means the Company’s combined short-term and long-term incentive as set out in the Policy read with the DSP; Tax means any present or future tax or other charge of any kind or nature whatsoever imposed, levied, collected, withheld or assessed by any competent authority, and includes all income tax (whether based on or measured by income/revenue or profit or gain of any nature or kind or otherwise and whether levied under the Income Tax Act or otherwise), capital gains tax, value-added tax and any charge in the nature of taxation, and any interest, penalty, fine or other payment on, or in respect thereof but specifically excluding issue duty, stamp duty, marketable securities tax and uncertificated securities tax; Trigger Event means an event, as set out in the Award Letter, read with the provisions of the DSP, that will give the Board the discretion to reduce or forfeit an Award (in whole or in part) (clause16) or apply Clawback (clause 17), as appropriate; Vest means the event which confers on the Participant the unconditional entitlement to the Deferred Shares, and Vested and Vesting will have equivalent meanings; Vesting Date means, in respect of an Award, the date (or dates) determined by the Remco in terms of clause 10.1.5 and notified to a Participant in the Award Letter in terms of clause 11.2.5; and Vesting Period means the period which commences on the Award Date and terminates on the Vesting Date. General Interpretation For purposes of the DSP: 1.2.1.1 clause headings are used for convenience only and shall be ignored in its interpretation; 1.2.1.2 unless the context clearly indicates a contrary intention, an expression which denotes: 1.2.1.2.1 any gender includes the other genders; 1.2.1.2.2 a natural person includes an artificial person (whether corporate or unincorporate) and vice versa; and 1.2.1.2.3 the singular includes the plural and vice versa;

9 The DSP will be given effect to in accordance with: 1.2.2.1 the Companies Act; 1.2.2.2 the Listings Requirements, including paragraphs 3.63 to 3.74 and 3.92 to the extent applicable; and [Sch 14.9(d)] unless the context clearly indicates a contrary intention, words and expressions defined in the Companies Act shall bear the meanings therein assigned to them; all references to a statute and the Listings Requirements shall be to such statute and the Listings Requirements (as the case may be) as at the date of adoption of the DSP by the Company and as amended, replaced or superseded from time to time thereafter. References to Sch in the Rules are to Schedule 14 of the Listings Requirements; the use of the word including, or includes, or include, followed by a specific example will not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule will not be applied in the interpretation of such general wording or such specific example/s; the word "reacquired" when used in relation to an Award (or a portion of an Award) shall mean the acquisition and/or cancellation of such Award (or a portion of an Award) from a Participant by or on behalf of the Company for, where applicable, a total consideration at no par value where such Award (or a portion of an Award) has been forfeited (in terms of clause 16) or lapsed (in accordance with clause 18) prior to Vesting; [Sch 14.3(f)] a Participant who ceases to be employed by an Employer Company on the basis that s/he is: 1.2.7.1 immediately thereafter employed by another Employer Company; or 1.2.7.2 thereafter re-employed by such Employer Company pursuant to it being determined that his/her employment was terminated on a basis which was not in accordance with the LRA; shall be deemed not to have terminated his employment for the purposes of the DSP and his rights shall be deemed to be unaffected; and [Sch 14.1(h)] a Participant who is a director of any Employer Company who retires and/or resigns on the basis that he is immediately re-elected in accordance with the constitutional documents of that (or another) Employer Company will be deemed not to have terminated his/her employment with that Employer Company. [Sch 14.1(h)]

10 If any provision in a definition is a substantive provision conferring any right or imposing any obligation on anyone then, notwithstanding that it is only in a definition, effect will be given to it as if it were a substantive provision in the body of the DSP. When any number of days is prescribed in the DSP, same will be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday, or official public holiday, in which case the last day will be the next succeeding day which is not a Saturday, Sunday or official public holiday. 2. OBJECT The DSP forms part of the Single Incentive Plan and regulates the Share-settled portion of the long-term incentive component of the Single Incentive Plan. The short-term incentive component of the Single Incentive Plan takes the form of a Cash Payment in terms of, and as defined in, the Policy. The DSP should be read in conjunction with the Policy to gain a full understanding of the operation of the Single Incentive Plan. The object and purpose of the DSP is to: incentivise Employees to meet strategic short-, medium-, and long-term objectives that will help deliver value to the Company’s shareholders; achieve alignment between the Participants’ remuneration and the interests of the Company’s shareholders; and act as a retention mechanism in a market where skilled employees are in high demand. Additional Awards under the DSP may also be made from time to time in certain specified instances. These include: sign-on awards for new employees, usually to compensate them for awards from the previous employer which will be forfeited on their resignation; and specific retention or counter-offer awards. Any Award that is made outside of the Single Incentive Plan must be motivated for by the Chief Executive Officer of the Company and approved by the Remco.

11 PART 2 – ADMINISTRATION OF THE DSP 3. THE DSP The DSP is hereby constituted, which DSP will be administered for the purpose and in the manner set out herein. 4. ADMINISTRATION OF THE DSP The Remco is responsible for the operation and administration of the DSP and has the final discretion to decide whether and on what basis the DSP will be operated. Subject to clause 23, where the DSP refers to the discretion of the Remco or the Board (as applicable), such discretion will be sole, absolute, and unrestricted unless the contrary is expressed, provided that if the Remco or the Board (as applicable) delegates the authority to exercise discretion, the discretion should be exercised in terms of the DSP. Subject to clause 23 and clause 24, the provisions of the DSP and the approval of the Board, Remco will be entitled to make and establish such rules and regulations, and to amend them from time to time, as it deems necessary or expedient for the proper implementation and administration of the DSP. 5. ADMINISTRATOR The Company or relevant Employer Company (as applicable) may appoint an Administrator to act on its behalf in performing its obligations under the DSP. For purposes of the DSP, references to “Company” or “Employer Company” include an Administrator that has been appointed in terms of this clause 5. 6. ANNUAL REPORTING Remco shall ensure that a summary appears in the annual financial statements of the Company of the number of Deferred Shares awarded to Participants, the number of Shares that may be utilised for the purposes of this DSP, any changes in such numbers during the Financial Year under review, the number of Shares held by any Employer Company which may be received by Eligible Employees and the number of Shares then under the control of Remco for Settlement to Participants in terms of this DSP. [Sch 14.8] 7. AVAILABILITY OF SHARES The Company shall: ensure that Shares may only be issued or purchased for purposes of the DSP once a Participant (or group of Participants) to whom they will be awarded has been formally identified; and [Sch 14.9(a)]

12 ensure that any Shares held for purposes of the DSP will not have their votes at general/annual general meetings taken into account for the purposes of resolutions proposed in terms of the Listings Requirements or for purposes of determining categorisations as detailed in Section 9 of the Listings Requirements. [Sch 14.10] 8. COSTS Prior to the Vesting Date, all costs and expenses relating to the DSP including, for the avoidance of doubt, all costs relating to the Administrator, (Costs) will be for the Company’s account. The Company may recover from each Employer Company such Costs as may be attributable to the participation of any of its Employees in the DSP in accordance with the Recharge Policy. Notwithstanding the provisions of clauses 8.1 and 8.2, the Company may procure, if applicable, that the relevant Employer Company will: bear all Costs of and incidental to the implementation and administration of the DSP and will, as and when necessary, provide all requisite funds and facilities for that purpose; and provide all secretarial, accounting, administrative, legal, and financial advice and services, office accommodation, stationery, and so forth for the purposes of the DSP. After the Vesting Date, all Costs and Tax will be for the Participant’s account. The Participant will be liable for all Tax payable as a result of benefits due to him/her in terms of the DSP. 9. MAXIMUM NUMBER OF SHARES AVAILABLE FOR THE DSP Subject to clause 9.3, the aggregate number of Shares that may be Settled under this DSP shall not exceed 43,229,436 Shares (being approximately 5% of the issued share capital of the Company as at the finalisation of the DSP). [Sch 14.1(b)] Subject to clause 9.3 the maximum number of Shares which any one Participant may receive in terms of the DSP shall not exceed 5,187,532 Shares (being approximately 0.6% of the issued share capital of the Company as at the finalisation of the DSP). [Sch 14.1(c)] The limit referred to in clause 9.1 shall exclude: Shares that have been purchased on-market through the JSE in Settlement of Awards; and [Sch 14.9(c)] Awards under the DSP which do not Vest in a Participant as a result of the forfeiture or reacquisition thereof. [Sch 14.3(f)]

13 The limit referred to in 9.1 shall include: Shares that have been issued by the Company in Settlement of Awards; and Shares held in treasury by a subsidiary of the Company that have been used to Settle Awards. The number of Shares referred to in 9.1 and 9.2 shall be increased or reduced in direct proportion to any adjustment in the Company's issued share capital as provided for in clause 21. [Sch 14.3(a)] In the event of a discrepancy between number of Shares and the percentage it represents, the number will prevail. PART 3 –DEFERRED SHARE AWARDS 10. ANNUAL REMCO DETERMINATION Each year the Remco will determine the following: which Employees will receive an Award; the Award Date; the Award Value (calculated in accordance with the Policy); the number of Deferred Shares applicable to the Award (calculated in terms of clause 12); the Vesting Dates and Vesting Periods applicable to the Award; whether any additional performance or other vesting conditions are applicable to the Award; and the forfeiture and Clawback provisions applicable to the Award. For the avoidance of doubt, the Remco has the authority in its absolute discretion to determine that ad hoc Awards may be awarded in terms of the DSP on such terms and conditions as it may deem appropriate. Subject to clause 24, the Remco will be entitled, in its absolute discretion, to vary any of the terms of an Award, including, but not limited to, the Award Date, the Vesting Date(s) and the applicability of forfeiture or Clawback. Remco may, in its sole and absolute discretion, authorise the grant of ad hoc Awards of Deferred Shares to Employees on such terms and conditions as it may deem appropriate, taking into account the factors listed in clause 10.1.1 to 10.1.7 above. Furthermore, Remco may also determine that Deferred Shares may be awarded to Participants as any of the following: sign-on Shares (to compensate new Employees for value forfeited from their previous employers); and/or

14 retention Shares (to reward key talent Employees generally below executive committee level). 11. AWARDS Subject to clause 23, the Remco may, in its sole and absolute discretion, resolve to make Awards to Employees. [Sch 14.1(f)] The Employer Company will, as soon as reasonably practicable on or after the Award Date, notify the Employee of the Award in an Award Letter. The Award Letter will be in the form prescribed by the Remco from time to time and will specify: the Award Date; the Award Value (calculated in accordance with the Policy); the number of Deferred Shares applicable to the Award (calculated in terms of clause 12); the Award Price of the Deferred Shares; the Vesting Dates and Vesting Periods applicable to the Award; the Acceptance Date; whether any additional performance or other vesting conditions are applicable to the Award; the forfeiture and Clawback provisions applicable to the Award; a stipulation that the Award is subject to the provisions of the DSP; and where a copy of the DSP might be obtained for perusal. An Award is (and Deferred Shares are) personal to a Participant and will not be capable of being ceded, assigned, transferred or otherwise disposed of or encumbered by a Participant. [Sch 14.1(e)] There will be no consideration payable by the Participant for the Award. For the avoidance of doubt, the Employer Company may recover Securities Transfer Tax from the Participant [Sch 14.1(d)(i)] The Employee must deliver an Acceptance Notice to the Employer Company on or before the Acceptance Date indicating his/her acceptance of the terms and conditions of the DSP (including, but not limited to, those set out in clauses 16, 17 and 28). The obligations of the Company and relevant Employer Company under the DSP will be postponed until such time as the Employee has delivered his/her Acceptance Notice in

15 accordance with clause 11.5 above. Neither the Employer Company nor the Company will be liable for any loss that may be suffered by the Participant because of the postponement of its obligations in terms of this clause 11.6. An Award may be cancelled or forfeited at any time after the Award Date if the provisions of clauses 16 or 18 apply or if the Remco and the Participant so agree in writing. 12. CALCULATION OF DEFERRED SHARES Subject to clause 15, the number of Deferred Shares attributable to an Award will be calculated by dividing the Award Value by the Award Price and rounding-down the resultant number to the next whole number. This is illustrated by the following formula: A = B / C Where: A is the number of Deferred Shares, rounded down to the nearest whole number, to which a Participant is entitled; B is the Award Value; and C is the Award Price. 13. SETTLEMENT OF AWARDS Within 30 (thirty) days of the Award Date of all Deferred Shares, the Company or Employer Company shall procure the Settlement of the required number of Deferred Shares. Any one of the following Settlement methods may be used, as directed by Remco: the Company or relevant Employer Company will, if so instructed by Remco, incur an expense by making a cash contribution to any third party equal in value to the required number of Shares on the Vesting Date in Settlement of the Award on the basis that the third party will acquire the required number of Shares on the market and effect Settlement to the Participant; or [Sch 14.9(c)] the relevant Employer Company by which that Participant is employed will use Shares held in treasury account and effect Settlement to that Participant; or the Company or relevant Employer Company by which that Participant is employed will, if so instructed by Remco, incur an expense by making a cash contribution to any subsidiary, other than an Employer Company, which holds Shares in treasury account, on the basis that the subsidiary will deliver to the Participant, for and on behalf of the Company or relevant Employer Company, the number of Shares required for the purpose of discharging the Company or relevant Employer Company’s obligation to effect Settlement to that

16 Participant. The cash contribution which the Company or relevant Employer Company shall make to the subsidiary shall (at Remco’s election) be either: 13.2.3.1 the Market Value per Share on the Settlement Date; or 13.2.3.2 an amount equal to the cost incurred by the subsidiary in acquiring the Shares held in treasury; or the Company or relevant Employer Company will, if so instructed by Remco, incur an expense by making a cash contribution to a third party equal in value to the subscription price of the Shares concerned, on the basis that the third party will acquire the number of Shares required for the purpose of discharging the Company’s or the relevant Employer Company’s obligation to effect Settlement to Participants by way of subscription for new Shares to be allotted and issued by the Company, for a subscription price per Share of an amount equal to the cost incurred per Share on the Settlement Date, and deliver such Shares to the Participant; or the Company will, if so instructed by Remco, issue Shares to the Participants, and recharge the related costs to the respective Employer Company in terms of an applicable recharge policy. 14. OWNERSHIP IN RESPECT OF DEFERRED SHARES AND PARTICIPANTS’ RIGHTS BEFORE THE VESTING DATE Following the making of an Award of Deferred Shares, Remco will procure that the Deferred Shares are held by the Escrow Agent for the absolute benefit of the Participants as beneficial owners of the Deferred Shares, subject to the provisions of clause 18. The Deferred Shares may not be disposed of or otherwise encumbered at any time from the Settlement Date up to and including the Vesting Date. The Deferred Shares shall be subject to the control of the Escrow Agent acting on instructions from the Company from the Settlement Date up to and including the Vesting Date, whereafter the Company shall, subject to clause 18, procure unrestricted delivery of the Deferred Shares to the Participant and shall procure the release of the Deferred Shares from the Escrow Agent. The Participant shall provide their Employer Company with and shall consent to their Employer Company furnishing the Escrow Agent with any information relating the Participant’s identification that the Escrow Agent may require in order to ensure compliance with the Financial Intelligence Centre Act, No. 38 of 2001 or any other applicable legislation. The Participant shall, where required, enter into a written agreement with the Escrow Agent, in a form approved by the Employer Company, relating to the holding of the Deferred Shares by the Escrow Agent until the Vesting Date.

17 The Employer Company shall not be liable for any loss or damage arising from any act or omission of the Escrow Agent, central securities depository participant (CSDP) engaged by the Escrow Agent, any employee, director, or representative of the Escrow Agent or such CSDP in connection with or arising out of the holding of, or transacting in, the Deferred Shares. For the avoidance of doubt, subject to clause 7.2, the Deferred Shares awarded to a Participant in terms of the Plan are full free shares, with full Dividend and voting rights, which are held in escrow by the Escrow Agent on the Participant’s behalf until Vesting, unless they are subject to reduction or forfeiture in terms of clause 16 or the Participant’s employment is terminated in terms of clause 18. A Participant shall be entitled to all Dividends (or other distributions made) in respect of, the Deferred Shares awarded to them in their Award in accordance with the provisions of this Plan. rights in respect of Voting Deferred Shares are only permitted following Vesting of Awards. [Sch 14.1(e)] 15. VESTING AND DELIVERY OF DEFERRED SHARES The Vesting of an Award is subject to a Participant’s continued employment with the Group for the duration of the Vesting Period. Subject to clauses 16, 18 and 22, on the Vesting Date, a Participant will have the right to delivery of the number of Deferred Shares calculated in terms of clause 12. The Participant must provide his/her Employer Company with a Notice 20 (twenty) days before the Vesting Date, confirming whether the Participant would like his/her Shares to be: delivered to him/her (in which case s/he must provide his/her Employer Company with the details of his/her Brokerage Account in the Notice); or sold on the market on his/her behalf (in which case s/he will receive the net proceeds of such sale in cash). In line with the Notice in clause 15.3, the Company will instruct the Broker to procure that either: a portion of the Shares are sold in the market on behalf of the Participant in order to cover the Participant’s Tax liability, and the balance of the Shares are transferred from the Escrow Agent to the Participant’s Brokerage Account; or all the Shares held on the Participant’s behalf are sold in the market, and the proceeds from the sale (less the deduction of any applicable Tax) are remitted to the Participant. If the Participant: fails to provide his/her Employer Company with a Notice in accordance with clause 15.3; or fails to provide his/her Employer Company with the details of his/her Brokerage Account in his/her Notice in accordance with clause 15.3.1,

18 on the Vesting Date, the Company will instruct the Broker to sell all the Participant’s Shares on the JSE and procure the payment by the relevant Employer Company to the Participant of a cash amount equal to the proceeds from the sale of the Shares (less any applicable Tax payable in accordance with clause 22). For the avoidance of doubt, the Shares sold for purposes of this clause 15.5, will be sold as part of bulk sale and, in calculating the amount of proceeds to be distributed to each Participant, the Broker will apply an average amount attributable to each Share sold in the bulk sale, determined in accordance with the following formula: Y = (E - F) / G Where: Y is the average amount of proceeds per Share sold as part of the bulk sale; E is the total proceeds from the bulk sale of the Shares; F is the total amount of costs and Securities Transfer Tax that are attributable to the bulk sale; and G is the total Shares sold in the bulk sale. Notwithstanding the above, the Participant will pay, in such manner as the Remco may from time to time prescribe, any such additional amount which the Remco may notify the Participant of in respect of any deduction on account of Tax as may be required by Applicable Laws which may arise on Vesting or delivery of the Shares. Subject to clause 22, if the Participant elects to take transfer of the Shares (and complies with the provisions of clause 15.3.1), the Company or relevant Employer Company will instruct the Escrow Agent to procure that the number of Shares contemplated in 15.2 are transferred to the Participant’s Brokerage Account as soon as reasonably possible after the Vesting Date. The Shares will be fully paid up and will rank pari passu with the existing issued Shares, and will have the same voting rights as the existing issued Shares. If the Shares are not yet allotted and issued, the Board will procure that they are allotted, issued and listed on the JSE upon issue. [Sch 14.1(e)] The Participant will have full ownership rights in the Shares delivered to his/her Brokerage Account. A Participant will be entitled to all ordinary Dividends declared and paid in the ordinary course of business during the Vesting Period in respect of the Deferred Shares Awarded to him/her in accordance with the provisions of the DSP. A Participant will also be entitled to all special Dividends declared and paid, but these may only be used by the Broker to purchase additional Deferred Shares that will be held by the Escrow Agent until the applicable Vesting Date(s). These

19 additional Deferred Shares will be subject to the same conditions applicable to the underlying Award. For the avoidance of doubt, the Award of Deferred Shares does not constitute the delivery of Shares nor does it give a Participant the right to take transfer of the Shares until and to the extent that the provisions of the DSP have been satisfied. Accordingly, the Deferred Shares are Awarded on the understanding that the Deferred Shares may not be traded or used as security for any obligations and any attempt to trade in Deferred Shares or use them as security for any obligations will result in the forfeiture of the relevant Deferred Shares. [Sch 14.1(e)] The Participant will be personally responsible for maintaining his/her Brokerage Account and paying all relevant fees associated therewith. 16. REDUCTION OR FORFEITURE Prior to the Vesting Date, the Remco may exercise its discretion to determine that an Award is subject to reduction or forfeiture (in whole or in part) if any one or more of the following Trigger Events occur: the Group’s, Company’s, or Employer Company’s financial statements having been restated to a material extent other than a restatement which is as a result of non-compliance with financial reporting requirements (such as an appropriate change in accounting policy, an application of a change in reporting entity, or to rectify a minor error); the discovery that any financial information or the assessment of any performance criteria used to make an Award was based on a material error, or on materially incorrect information provided to the Group, Company, or Employer Company; the Group, Company, or Employer Company having suffered a material downturn in its financial performance in the financial years after the Award was made, which downturn can be attributed to events that occurred prior to the making of the Award and which were not known to the Remco at the time of making the Award; the Group, Company, or Employer Company having suffered a material downturn in its financial performance in the financial years after the Award was made and over which the Participant had influence and/or control; the Group, Company, or Employer Company having suffered a material failure of risk management over which the Participant had influence and/or control and for which the Participant’s employment has not been terminated on a Fault Termination basis; the Group, Company, or Employer Company having suffered material harm to its good name and reputation, which harm can be directly attributed to the Participant and/or over

20 which the Participant had influence and/or control and for which the Participant’s employment has not been terminated on a Fault Termination basis; and/or the Participant’s actions having amounted to misconduct or poor performance and for which the Participant’s employment has not been terminated on a Fault Termination basis. To the extent that clause 16.1 applies to an Award, the Remco will determine if the Award will be reduced in whole or in part and, if the Remco does so determine, then the Award will be forfeited in whole or in part, as applicable, on the date of such determination. The Company is hereby irrevocably and in rem suam nominated, constituted, and appointed as the Participant’s sole attorney and agent to sign and execute all such documents and do all such things as are necessary for that purpose. If the Award is reduced in its entirety, the Deferred Shares Awarded to the Participant to make up the Award will be forfeited, and the Participant will no longer have any entitlement to any of the rights or benefits attaching to the Shares. If the Award is subject to a partial reduction, the number of Deferred Shares Awarded to the Participant that make up that reduced portion of the Award will be treated in accordance with clause 16.3 above. The Remco may postpone the Vesting Date of an Award if, at the Vesting Date, there is an ongoing investigation or other procedure being carried on to determine whether the forfeiture provisions apply in respect of a Participant, or the Remco decides that further investigation is warranted. In such event, the Vesting Date will be deemed to be the date upon which the investigation or procedure has been completed and the Remco has determined that the Award will not be forfeited in whole or in part. 17. CLAWBACK Where there is reasonable evidence that a Clawback Trigger Event occurred prior to the Vesting Date, but was only discovered within a period of 3 (three) years after the Vesting Date (the Clawback Period), the Remco may exercise its discretion to require a Participant to repay the Clawback Amount (or a portion thereof). The occurrence of the following Clawback Trigger Events will allow Remco to exercise its discretion in: the discovery of a misstatement resulting in an adjustment to the Group’s, Company’s, or Employer Company’s audited accounts (or the audited accounts of any member of the Group company) in respect of a period for which the condition of continued employment and employment period applicable to an Award were assessed; and/or the discovery of the events that occurred prior to Award or Vesting that have led to the censure of the Group, Company, Employer Company, or any member of the Group by a

21 regulatory authority or have had a significant detrimental impact on the reputation of the Group, Company, Employer Company, or any member of the Group; and/or the discovery of action or conduct of a Participant which in the opinion of Remco amounts to gross misconduct that occurred prior to Award or Vesting; and/or the discovery that any information or the assessment of any performance condition(s) used to determine an Award was based on erroneous, or inaccurate or misleading information, and lead to a material error in the calculation of any Award. For the avoidance of doubt, where there is reasonable evidence that a Clawback Trigger Event occurred prior to the Vesting Date, and was discovered prior to the Vesting Date, the Remco may exercise its discretion to apply the provisions of clause 16. The Remco may extend the Clawback Period if, upon the expiry of the Clawback Period, there is an ongoing investigation or other procedure being carried on to determine whether the Clawback provisions apply in respect of a Participant, or the Remco decides that further investigation is warranted. In such event, the Clawback Period will be extended until the investigation or procedure has been completed and the Remco has made a final determination. 18. TERMINATION OF EMPLOYMENT [SCH 14.1(h)] No Fault Terminations Subject to clause 18.1.2 below, if a Participant ceases to be employed by reason of a No Fault Termination prior to the applicable Vesting Date, the Participant’s Award will not be forfeited and will continue in force in terms of the DSP and will Vest on the original Vesting Date(s), notwithstanding that the Participant has ceased to be employed. Death If a Participant ceases to be employed prior to the Vesting Date because of his/her death, the Award will Vest in full on the Date of Termination of Employment. Fault Terminations If a Participant ceases to be employed by reason of a Fault Termination prior to the applicable Vesting Date, any unvested Award will be deemed to have been forfeited and cancelled, provided that if, in the opinion of the Remco, the circumstances of the Participant’s ceasing to be employed are such as to warrant his/her being entitled to retain his/her Deferred Shares in terms of the DSP, then Remco in its sole and absolute discretion may indicate in writing to such Participant that s/he may retain his/her Award, or a portion thereof, notwithstanding that s/he has ceased to be employed. In such event, the Participant’s Award, or a portion thereof, will

22 not be forfeited and will continue in force in terms of the DSP and will Vest on the original Vesting Date(s), notwithstanding that the Participant has ceased to be employed. The Remco may exercise its discretion to determine the Fault Termination or No-Fault Termination status of Participants for any reason not contemplated in the DSP, including a mutual separation, in its sole and absolute discretion. Where a Participant is transferred from one Employer Company to another Employer Company: all Awards granted to such Participant by the first Employer Company will remain in force on the same terms and conditions as set out in the DSP; and the second Employer Company will assume a pro rata portion of the first Employer Company's obligations in respect of the relevant Awards in consideration for obtaining the Participant's services from the first Employer Company.

23 PART 4 – GENERAL 19. INSOLVENCY All unvested Awards will be deemed to have been reacquired, and accordingly not entitle a Participant to Settlement, upon the Participant’s making an application for the voluntary surrender of his/her estate or his/her estate being otherwise sequestrated or any attachment of any interest of a Participant under the DSP, unless the Remco, in its sole and absolute discretion, determines otherwise and then subject to such terms and conditions as the Remco may determine. If the Company is placed in final liquidation, the Secretary will notify the Participant thereof in writing and all Awards that have not Vested at the date of notification will be forfeited. [Sch 14.1(e)] 20. POOR PERFORMANCE AND DISCIPLINARY PROCEDURES In the event of pending disciplinary and/or poor performance proceedings against any Participant, or the contemplation of such proceedings, then the Vesting of any Award and/or the delivery of Shares will be suspended until the final conclusion of such proceedings, at which time the Award will Vest and/or the Shares be delivered, or the provisions of clauses 16 or 18 will be applied, whichever is applicable. [Sch 14.1(h)] 21. ADJUSTMENTS Notwithstanding anything to the contrary contained herein but subject to 21.5, if the Company makes a Special Distribution and/or if the Company restructures its capital in that it - [Sch 14.3(a), 14.3(b)] undertakes a conversion, redemption, subdivision or consolidation of its ordinary share capital, such adjustments shall be made to the number of equity securities in clause 9.1 and the number of unvested Awards held by Participants as may be determined to be fair and reasonable to the Participants concerned by Remco; provided that any adjustments pursuant to this clause 21 shall be confirmed by the Auditors and should give a Participant the entitlement to the same proportion of the equity capital as he was previously entitled, and should any Participant be aggrieved, he may utilise the dispute procedures set out in clause 27. No adjustments shall be required in terms of this clause 21.1 if the provisions of clauses 21.5 to 21.7 are applicable; [Sch 14.3(a)] undertakes a rights offer; or undertakes a bonus or capitalisation issue, such adjustments may be made to the number of equity securities in clause 9.2 and the number of unvested Awards held by Participants as may be determined to be fair and

24 reasonable to the Participants concerned by Remco; provided that any adjustments pursuant to this clause 21 shall be confirmed by the Auditors and should give a Participant the entitlement to the same proportion of the equity capital as he was previously entitled, and should any Participant be aggrieved, he may utilise the dispute procedures set out in clause 27. No adjustments shall be required in terms of this clause 21.1 if the provisions of clauses 21.5 to 21.7 are applicable. [14.3(b)] The Auditors will confirm to the JSE, in writing, that any adjustments made in terms of clause 21.1 are in accordance with the provisions of the DSP. Such written confirmation will be provided to the JSE at the time that the adjustments are finalised. [Sch 14.3(d)] Any adjustments made in terms of clause 21.1 will be reported in the Company’s annual financial statements in respect of the Financial Year during which the adjustment is made. [Sch 14.3 (e)] For the purposes of 21.1 the Company shall be deemed to make a Special Distribution if it distributes Shares to its shareholders - in the course of, and as part of any unbundling, reorganisation, rationalisation, compromise, arrangement or reconstruction (including the amalgamation of two or more companies or entities); in the course of, or as part of, a reduction of capital (including a share repurchase); as a special dividend or other payment in terms of the Companies Act; or in the course or in anticipation of the deregistration or liquidation of a company for any of the above purposes; provided that this clause 21.4 shall not apply to the normal annual interim and final cash or scrip dividends declared by a Company. No adjustments shall be required in terms of clause 21.1 in the event of the issue of equity securities as consideration for an acquisition in terms of clause 21.6, the issue of securities for cash and the issue of equity securities for a vendor consideration placing. [Sch 14.3(c)] Subject to clause 21.11, if the Company undergoes a Change of Control after an Award Date, then the rights of Participants under the Plan are to be accommodated on a basis which shall be determined by Remco to be fair and reasonable to Participants. [Sch 14.1(g)] Remco may determine, in its sole discretion, that all or a portion of a Participant’s unvested Award shall Vest early on the Change of Control Date. In respect of the pro-rated Vesting of Awards of Deferred Shares, the portion of the Award which shall Vest will reflect the number of complete months served between

25 the Award Date and the Change of Control Date, divided by the total number of months in the Employment Period. To the extent that there is more than one Vesting Date and more than one Employment Period in respect of a particular Award, the calculation set out above will be carried out in respect of each Employment Period. The portion of the Award that does not Vest on the Change of Control Date will continue to be subject to the terms of the Plan, unless Remco determines otherwise. If Remco makes such a determination, or in the event that the Participant’s unvested Shares cannot continue in force in terms of the original terms and conditions, they will be exchanged for replacement benefits in terms of a similar scheme, provided that such replacement benefits must: put the Participant in a similar position to the position they were in immediately before the replacement benefits accrued to the Participant; and have a similar fair value on the transaction date as the value of the unvested Shares held by the Participant (that were not subject to early Vesting). If the Company undergoes a Change of Control pursuant to a transaction, the terms of which transaction ensure that Participants' rights and their awards under the Plan must be accommodated on a basis which is determined by an independent valuer to be fair and reasonable to Participants, then the provisions of clause 21.5 shall not apply. [Sch 14.1(g)] For the purposes of this clause 21, the determination and verification that the replacement benefits have the same fair value should be performed by an independent valuer. 22. TAX LIABILITY Notwithstanding any other provision in the DSP (including clause 15.6), if the Company or relevant Employer Company is obliged (or would suffer a disadvantage of any nature if they were not) to account for, withhold, or deduct any Tax in any jurisdiction which is payable in respect of, or in connection with, the making of any Award, Settlement, delivery to a Participant of Shares, the payment of a cash amount, and/or otherwise in connection with the DSP, then the Company or relevant Employer Company, as the case may be, will be entitled to account for, withhold, or deduct such Tax from any amount due to the Participant, and the Company and/or relevant Employer Company will be relieved from the obligation to deliver any Shares to a Participant or to pay any amount to a Participant in terms of the DSP until the Tax has been discharged in full. The Participant agrees that the Company or relevant Employer Company may instruct the Broker, in accordance with the provisions of clause 15, to sell some or all of the

26 Shares that Vest in the Participant and to remit payment to the relevant Revenue Authority the relevant amounts out of the proceeds of the sale in discharge of the Tax. Participants agree to indemnify the Group, the Company, relevant Employer Company, and any other member of the Group against any Tax claim of whatever nature or any other liability or obligation incurred by the Group, the Company, relevant Employer Company, and any other member of the Group, which relates to the liability of the Participant because of his/her participation in the Plan. For the avoidance of doubt, an Award will not be grossed up to take into account any Tax of whatsoever nature. The Company is hereby irrevocably and in rem suam nominated, constituted, and appointed as the sole attorney and agent of a Participant, in that Participant's name, place, and stead to sign and execute all such documents and do all such things as are necessary to give effect to the provisions of clause 22.2. 23. LISTINGS AND LEGAL REQUIREMENTS Notwithstanding any other provision of the DSP - no Shares shall be Settled on any Participant or received pursuant to this DSP if Remco determines, in their sole discretion, that such Settlement will or may violate any Applicable Laws, the Listings Requirements or the listings requirements of any other securities exchange on which the Shares of the Company are listed; and the Company shall apply for the listing of all Shares which are Settled to Participants on the JSE. Despite the occurrence of a Vesting Date, all Participants shall be subject to the Group’s policies and procedures relating to trading in the Company’s securities, the Financial Markets Act and the Listings Requirements and no Participant shall undertake any action in respect of that Participant’s Shares that will cause the Company to breach its obligations in terms of the Financial Markets Act or the Listings Requirements. The Company will ensure that no Shares are Settled for the DSP at a time when such acquisition is prohibited by the provisions of the Financial Markets Act or the Listings Requirements. To the extent that the Company is unable to deliver the Shares to a Participant as a result of the provisions of the Financial Markets Act or the Listings Requirements, the Company will deliver the Shares to the Participant as soon as possible after the restriction is lifted; provided that the Company will not be liable for any loss that may be suffered by the Participant as a result of the postponement of delivery in terms of this clause 23. [Sch 14.9(e)] [Sch 14.9(f)] Whilst the companies in the Group will make every effort to Settle Shares within a reasonable period of time for purposes of satisfying their obligations under the DSP, they do not guarantee that they will be able to do so within set time periods. As such,

27 the Group will not be liable for any loss that may be suffered by the Participant as a result of any fluctuations in the Share price, or for any other reason. 24. AMENDMENT OF THE DSP Subject to approval of the Board, it shall be competent for Remco to amend any of the provisions of the DSP subject to the prior approval (if required) of every stock exchange on which the Shares are for the time being listed; provided that no such amendment affecting the Vested rights of any Participant shall be effected without the prior written consent of the Participant concerned, and provided further that no such amendment affecting any of the following matters shall be competent unless it is sanctioned by ordinary resolution of 75% (seventy-five percent) of the shareholders of the Company in a general meeting, excluding all of the votes attached to Shares owned or controlled by existing Participants in the DSP - [Sch 14.2] [Sch 14.1] the definition of Eligible Employees and Participants; the definition of Award Price; the total number of Shares which may be utilised for the purpose of or pursuant to the DSP; the maximum number of Shares which may be Awarded to any one Participant in terms of the DSP; the voting, dividend, transfer or other rights (including rights on liquidation of the Company) which may attach to any or Award; [Sch 14.10] [Sch 14.1(e)] the provisions in these Rules dealing with the rights (whether conditional or otherwise) in and to the Deferred Shares of Participants who leave the employment of the Group prior to Vesting; the basis for Awards in terms of these Rules; [Sch 14.1(f)] the treatment of Awards in instances of mergers, takeovers or corporate actions; [Sch 14.1(g)] the termination rights of Participants; and [Sch 14.1(h)] the provisions of this clause 24. Subject to approval from the JSE, clause 24.1 will not apply to any amendment which is: minor and to benefit the administration of the DSP; to take account of any changes in Applicable Laws; or

28 to obtain or maintain favourable Tax, exchange control or regulatory treatment for the Company, relevant Employer Company, or any present or future Participant. Without derogating from the provisions of clause 24.1, if it should become necessary or desirable by reason of the provisions of Applicable Laws at any time after the signing of the DSP, to amend the provisions of the DSP so as to preserve the substance of the provisions contained in the DSP but to amend the form so as to achieve the objectives embodied in the DSP in the best manner, having regard to such Applicable Laws and without prejudice to the Participants concerned, then Remco may amend the DSP accordingly. Notwithstanding any provision in the DSP, the Remco will be entitled to terminate the DSP at any time, provided that Awards granted before such termination will continue to be valid and will remain in force on the same terms and conditions as set out in the DSP. Any deficit arising from the winding up of the DSP will be borne by the Company, to the extent not recovered by the Company from the relevant Employer Company. 25. REACQUISITION If, in terms of any provision of the DSP, any Award or portion of an Award is deemed to have been reacquired, the Company is hereby irrevocably and in rem suam nominated, constituted and appointed as the sole attorney and agent of the Participant concerned in that Participant's name, place and stead to sign and execute all such documents and do all such things as are necessary for that purpose. [Sch 14.3(f)] 26. STRATE Notwithstanding any provision in the DSP, the Company will not be obliged to deliver to the Participant share certificates in respect of the Shares settled to him/her in terms of the DSP, but will instead be obliged to procure such electronic transactions and/or entries and to deliver to the Participant such documents (if any) as may be required to reflect his/her rights in and to such Shares pursuant to the provisions of the Companies Act, the Financial Markets Act, the Rules of the Central Securities Depository (being Share Transactions Totally Electronic Limited) and the requirements of the JSE. 27. DISPUTES Should any dispute of whatsoever nature arise from or in connection with the DSP (including an urgent dispute), then the dispute will, unless the parties thereto otherwise agree in writing, be referred to the Group Chief Executive Officer. If the Group Chief Executive Officer is unable to resolve the dispute, or if the dispute relates, directly or indirectly, to the Group Chief Executive Officer, it will be referred to the chairman of the Remco who, together with the Remco, will decide thereon, and that decision will be final and binding on all parties to the dispute.

29 This clause is severable from the rest of the DSP and will remain in effect even if the DSP is terminated for any reason. 28. DATA PROTECTION By participating in the DSP, a Participant is deemed to agree and consent to: the collection, use and processing by the Group, the Company, the Employer Company, and any other member of the Group of Personal Information relating to the Participant, for all purposes reasonably connected with the administration of the DSP; the Group, the Company, the Employer Company, and any other member of the Group transferring Personal Information to or between any of such persons for all purposes reasonably connected with the administration of the DSP and the use of such Personal Information by such persons for all purposes reasonably connected with the administration of the DSP; and the transfer to and retention of such Personal Information by any third party anywhere in the world for all purposes reasonably connected with the administration of the DSP. 29. DOMICILIUM AND NOTICES The parties choose domicilium citandi et executandi for all purposes arising from the DSP, including the giving of any notice, the payment of any sum, the serving of any process, as follows: the Company: Physical address: Constantia Office Park, Cnr 14th Avenue and Hendrik Potgieter, Cycad House, Building 17, Ground floor, Weltevreden Park, 1709 Postal address: P.O Box 390, Maraisburg, 1700 E-mail: Kgomotsi.Mbanyele@drdgold.com For attention: The Secretary each Participant: The chosen address and/or e-mail address of each Participant will be the address and/or e-mail address of that Participant reflected in the records of the Group’s payroll system from time to time. Each of the parties will be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address and/or (in the case of a Participant)

30 his/her address or e-mail address; provided in the case of a Participant such variation is also made to his/her details on the Group's payroll system. Any notice given and any payment made by any party to the other which: is delivered by hand during the normal business hours of the addressee (for attention: the Secretary in the case of the Company) at the addressee's domicilium for the time being will be rebuttably presumed to have been received by the addressee at the time of delivery; is posted by prepaid registered post from an address within the Republic of South Africa to the addressee (for attention: the Secretary in the case of the Company) at the addressee's domicilium for the time being will be rebuttably presumed to have been received by the addressee on the 7th (seventh) day after the date of posting; or is transmitted by electronic mail to the addressee at the addressee's electronic address for the time being (for attention: the Secretary in the case of the Company) will be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof. 30. COMPLIANCE The Company shall comply with (and procure compliance by all members of the Group with) all Applicable Laws. The DSP shall at all times be operated and administered subject to all Applicable Laws. [Sch 14 Generally] Without derogating from the generality of the aforegoing, the Company shall ensure compliance with Schedule 14 and paragraphs 3.63 to 3.74 of the Listings Requirements of the JSE. [Sch 14.9(d)] Shares may not be purchased during a Prohibited Period (as defined in the Listings Requirements) unless there is a purchase programme in place and such programme has been submitted to the JSE in writing prior to the commencement of the Prohibited Period and the provisions of paragraph 14.9(e) of Schedule 14 of the Listings Requirements are fully complied with. [Sch 14.9(e)] If a purchase pursuant to clause 30.3 is made during a Prohibited Period through a purchase programme, an announcement will be made which will include a statement confirming that the purchase was put in place pursuant to a purchase programme prior to the commencement of the Prohibited Period. [Sch 14.9(f)] Any issue of Shares to Participants, which do not fall within the DSP, will be treated as a specific issue of shares for cash as contemplated in paragraph 5.51 of the Listings Requirements. [Sch 14.11]

31 Rolling over (including the arrangement assuming that Shares which have already vested and been issued to a Participant in terms of the DSP, and which revert back to the number of Shares referred to in clause 9.1 after a 10-year period) is prohibited. [Sch 14.12] Back-dating of Awards (i.e. the practice of issuing Awards retrospectively) is not permitted. The date upon which the decision to issue Awards is determined will be the date upon which all the components relating to the DSP are determined. [Sch 14.13] The Company, by its signature hereto, undertakes to procure compliance by every Employer Company with these Rules. 31. GENERAL PROVISIONS To the extent that shareholder approval is required to authorise any performance by the Group or any member of the Group as contemplated in the DSP, such performance will only take place once the requisite shareholder approval has been obtained. To the extent that the requisite shareholder approval is not obtained, the Remco will exercise its discretion in determining the appropriate response. In certain circumstances, the Remco may be obliged to inform the Participants that their rights under the DSP have been postponed or forfeited. The Company will not be liable for any loss that may be suffered by the Participant because of such postponement or forfeiture. The receipt of an Award in any Financial Year by a Participant does not create any rights and/or expectations that the same Participant will be entitled to any further Award in any subsequent years. An Employee’s eligibility to receive Awards will be determined annually by the Remco. The DSP and participation in it will not form part of any contract of employment between any Employer Company and any Employee, and the rights and obligations of any individual under the terms of their office or employment with the Employer Company will not be affected by their participation in the DSP. This DSP will not grant a Participant any right to continued employment nor will it afford an individual additional rights to compensation or damages for any loss or potential loss which s/he may suffer (by reason of being unable to receive an Award, Shares, or otherwise) in consequence of the termination of any office or employment within the Group for any reason whatsoever, regardless of whether such termination of employment was lawful, unlawful, fair, or unfair. The DSP will not confer on any person any legal or equitable rights (including, for the avoidance of doubt, any voting rights, or rights to receive Dividends) against any Employer Company directly or indirectly, or give rise to any cause of action at law or in equity against any Employer Company.

32 The DSP will be governed by and construed in accordance with the laws of the Republic of South Africa.